Exhibit 5.1
                              FULBRIGHT & JAWORSKI
                                     L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP       HOUSTON
                                666 FIFTH AVENUE                WASHINGTON, D.C.
                         NEW YORK, NEW YORK 10103-3198               AUSTIN
                                                                   SAN ANTONIO
                                                                     DALLAS
                                                                    NEW YORK
                                                                   LOS ANGELES
TELEPHONE: 212/318-3000                                              LONDON
FACSIMILE: 212/752-5958                                             HONG KONG

WRITER'S DIRECT DIAL NUMBER:

                                December 2, 1997


Alexion Pharmaceuticals, Inc.
25 Science Park
New Haven, Connecticut 06511

Dear Sirs:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement"), filed by Alexion Pharmaceuticals, Inc. (the "Company") on behalf of the selling stockholders (the "Selling Stockholders") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 126,980 shares of the Company's Common Stock, $.0001 par value (the "Warrant Shares") issuable upon exercise of warrants (the "Warrants"), and an aggregate of 935,782 shares of Common Stock (the "Conversion Shares") issuable upon the conversion of outstanding Series B Preferred Stock, to be sold by the Selling Stockholder.

     As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion the 126,908 Warrant Shares issuable upon the exercise of the Warrants have been duly and validly authorized and, subsequent to the exercise of the Warrants and payment of the exercise price by the Selling Stockholders, will be legally issued, fully paid and nonassessable and the 935,782 Conversion Shares issuable upon the conversion of the Series B Preferred Stock have been duly and validly authorized and, subsequent to the conversion of the Series B Preferred Stock by the Selling Stockholders, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein and elsewhere in the Registration Statement and prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.


                                                Very truly yours,

                                                /s/ FULBRIGHT & JAWORSKI L.L.P.